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                                                                    EXHIBIT 99.2

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e, 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.



-----------------------------------------------------------------------------------------------------------
                             GIVE THE SOCIAL                                    GIVE THE EMPLOYER
       FOR THIS TYPE         SECURITY NUMBER              FOR THIS TYPE         IDENTIFICATION
       OF ACCOUNT:           OF-                          OF ACCOUNT:           NUMBER OF-
-----------------------------------------------------------------------------------------------------------
1.     Individual            The individual          6.   Sole proprietorship              The owner(1/)


2.     Two or more           The actual owner of     7.   A valid trust,                   Legal entity(3/)
       individuals (joint    the account or, if           estate, or pension
       account)              combined funds, the          trust
                             first individual on
                             the account.(2/)        8.   Corporate                        The corporation

                                                     9.   Association, club,
                                                          religious,
3.     Custodian account     The minor(4/)                charitable,
       of a minor (Uniform                                educational or
       Gift to Minors Act)                                other tax-exempt                 The organization
                                                          organization
                                                                                           The partnership
                                                     10.  Partnership


4.a.   The usual revocable   The grantor-trustee     11.  A broker or registered nominee   The broker or nominee
       savings trust
       (grantor is also                              12.  Account with the                 The public entity
       trustee)                                           Department of
                                                          Agriculture in the
                                                          name of a public
                                                          entity (such as a
b.     So-called trust       The actual owner(2/)         State or local
       account that is not                                government, school
       a legal or valid                                   district, or
       trust under State                                  prison) that
       law                                                receives
                                                          agricultural
5.     Sole proprietorship   The owner(1/)                program payments

_____________________________________

(1/) You must show your individual name, but you may also enter your business or "doing business as" name. Or may use either your SSN or EIN.

(2/) List first and circle the name of the person whose number you furnish.

(3/) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal unless the legal entity itself is not representative or trustee designated in the account title).

(4/) Circle the minor's name and furnish the minor's social security number.



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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 U.C. who regularly acts s a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.

(1) A corporation.
(2) An organization exempt from tax under section 501(a), or an individual retirement plan or custodial account under section 403(b)(7).
(3)  The United States or any agency or instrumentality thereof.
(4) A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
(5) A foreign government, a political subdivision of a foreign government, or an agency or instrumentality thereof.
(6)  An international organization or any agency or instrumentality thereof.
(7)  A foreign central bank of issue.
(8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
(15) An exempt charitable remainder trust, or a non-exempt trust described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:


*     Payments to nonresident aliens subject to withholding under section 1441.
* Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
*     Payment of patronage dividends not paid in money.
*     Payments made by certain foreign organizations.
*     Section 404(k) payments made by an ESOP.

Interest payments that are generally exempt from back-up withholding include:


* Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
* Payments of tax-exempt interest (including exempt-interest dividends under section 852).
*    Payments described in section 6049(b)(5) to nonresident aliens.
*    Payments on tax-free covenant bonds under section 1451.
*    Payments made by certain foreign organizations.


Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, royalties, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.